Exhibit (d)(1)

AMENDMENT NO. 5 DATED MARCH 12, 2008 TO THE PROSHARES TRUST INVESTMENT

ADVISORY AGREEMENT DATED DECEMBER 15, 2005, BETWEEN PROSHARES TRUST AND

PROSHARE ADVISORS LLC

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

AS OF MARCH 12, 2008

NAME OF FUND	COMPENSATION
(at Annual rate expressed as a percentage of average daily net assets of each Fund)(1)
Ultra S&P500 ProShares	0.75%
Ultra MidCap400 ProShares	0.75%
Ultra Dow30 ProShares	0.75%
Ultra QQQ ProShares	0.75%
Ultra Russell1000 Value ProShares	0.75%
Ultra Russell1000 Growth ProShares	0.75%
Ultra Russell MidCap Value ProShares	0.75%
Ultra Russell MidCap Growth ProShares	0.75%
Ultra Russell2000 Value ProShares	0.75%
Ultra Russell2000 Growth ProShares	0.75%
Ultra Basic Materials ProShares	0.75%
Ultra Biotechnology ProShares	0.75%
Ultra Consumer Goods ProShares	0.75%
Ultra Consumer Services ProShares	0.75%
Ultra Financials ProShares	0.75%
Ultra Health Care ProShares	0.75%
Ultra Industrials ProShares	0.75%
Ultra Oil & Gas ProShares	0.75%
Ultra Precious Metals ProShares	0.75%
Ultra Real Estate ProShares	0.75%
Ultra Semiconductors ProShares	0.75%
Ultra Technology ProShares	0.75%
Ultra Telecommunications ProShares	0.75%
Ultra Utilities ProShares	0.75%
Ultra Russell1000 ProShares	0.75%
Ultra Russell MidCap ProShares	0.75%
Ultra Russell2000 ProShares	0.75%
Ultra SmallCap600 ProShares	0.75%
Ultra MSCI Japan ProShares	0.75%
Ultra MSCI Emerging Markets ProShares	0.75%
Ultra MSCI EAFE ProShares	0.75%
Ultra NASDAQ Biotechnology ProShares	0.75%
Ultra Dow Jones Select Telecommunications ProShares	0.75%
Ultra FTSE/Xinhua China 25 ProShares	0.75%

[1]	All fees are computed daily and paid monthly.

Exhibit (d)(1)

NAME OF FUND	COMPENSATION
(at Annual rate expressed as a percentage of average daily net assets of each Fund)(1)
Ultra Lehman Brothers 7-10 Year Treasury ProShares	0.75%
Ultra Lehman Brothers 20+ Year Treasury ProShares	0.75%
Ultra iBoxx $ Investment Grade ProShares	0.75%
Ultra iBoxx $ High Yield ProShares	0.75%
Ultra NASDAQ Composite ProShares	0.75%
Ultra Lehman Aggregate Bond ProShares	0.75%
Ultra DJ Wilshire Total Market ProShares	0.75%
Ultra Russell 3000 ProShares	0.75%
Ultra MSCI Pacific ex-Japan ProShares	0.75%
Ultra MSCI Latin America ProShares	0.75%
Ultra MSCI Europe ProShares	0.75%
Ultra MSCI BRIC ProShares	0.75%
Ultra S&P Europe 350 ProShares	0.75%
Ultra MSCI Brazil ProShares	0.75%
Ultra MSCI South Korea ProShares	0.75%
Ultra MSCI Taiwan ProShares	0.75%
Ultra MSCI Australia ProShares	0.75%
Ultra MSCI Hong Kong ProShares	0.75%
Ultra MSCI Mexico ProShares	0.75%
Short S&P500 ProShares	0.75%
Short MidCap400 ProShares	0.75%
Short Dow30 ProShares	0.75%
Short QQQ ProShares	0.75%
Short Russell2000 ProShares	0.75%
Short SmallCap600 ProShares	0.75%
Short Russell1000 ProShares	0.75%
Short Russell1000 Value ProShares	0.75%
Short Russell1000 Growth ProShares	0.75%
Short Russell MidCap Value ProShares	0.75%
Short Russell MidCap Growth ProShares	0.75%
Short Russell2000 Value ProShares	0.75%
Short Russell2000 Growth ProShares	0.75%
Short Basic Materials ProShares	0.75%
Short Biotechnology ProShares	0.75%
Short Consumer Goods ProShares	0.75%
Short Consumer Services ProShares	0.75%
Short Financials ProShares	0.75%
Short Health Care ProShares	0.75%
Short Industrials ProShares	0.75%
Short Oil & Gas ProShares	0.75%
Short Precious Metals ProShares	0.75%
Short Real Estate ProShares	0.75%
Short Semiconductors ProShares	0.75%
Short Technology ProShares	0.75%
Short Telecommunications ProShares	0.75%
Short Utilities ProShares	0.75%
Short Russell MidCap ProShares	0.75%
Short MSCI Japan ProShares	0.75%

[1]	All fees are computed daily and paid monthly.

Exhibit (d)(1)

NAME OF FUND	COMPENSATION
(at Annual rate expressed as a percentage of average daily net assets of each Fund)(1)
Short MSCI Emerging Markets ProShares	0.75%
Short MSCI EAFE ProShares	0.75%
Short NASDAQ Biotechnology ProShares	0.75%
Short Lehman Brothers 7-10 Year Treasury ProShares	0.75%
Short Lehman Brothers 20+ Year Treasury ProShares	0.75%
Short iBoxx $ Investment Grade ProShares	0.75%
Short iBoxx $ High Yield ProShares	0.75%
Short NASDAQ Composite ProShares	0.75%
Short Lehman Aggregate Bond ProShares	0.75%
Short DJ Wilshire Total Market ProShares	0.75%
Short Russell 3000 ProShares	0.75%
Short MSCI Pacific ex-Japan ProShares	0.75%
Short MSCI Latin America ProShares	0.75%
Short MSCI Europe ProShares	0.75%
Short MSCI BRIC ProShares	0.75%
Short S&P Europe 350 ProShares	0.75%
Short MSCI Brazil ProShares	0.75%
Short MSCI South Korea ProShares	0.75%
Short MSCI Taiwan ProShares	0.75%
Short MSCI Australia ProShares	0.75%
Short MSCI Hong Kong ProShares	0.75%
Short MSCI Mexico ProShares	0.75%
UltraShort S&P500 ProShares	0.75%
UltraShort MidCap400 ProShares	0.75%
UltraShort Dow30 ProShares	0.75%
UltraShort QQQ ProShares	0.75%
UltraShort Russell1000 ProShares	0.75%
UltraShort Russell2000 ProShares	0.75%
UltraShort SmallCap600 ProShares	0.75%
UltraShort Russell1000 Value ProShares	0.75%
UltraShort Russell1000 Growth ProShares	0.75%
UltraShort Russell MidCap Value ProShares	0.75%
UltraShort Russell MidCap Growth ProShares	0.75%
UltraShort Russell2000 Value ProShares	0.75%
UltraShort Russell2000 Growth ProShares	0.75%
UltraShort Basic Materials ProShares	0.75%
UltraShort Biotechnology ProShares	0.75%
UltraShort Consumer Goods ProShares	0.75%
UltraShort Consumer Services ProShares	0.75%
UltraShort Financials ProShares	0.75%
UltraShort Health Care ProShares	0.75%
UltraShort Industrials ProShares	0.75%
UltraShort Oil & Gas ProShares	0.75%
UltraShort Precious Metals ProShares	0.75%
UltraShort Real Estate ProShares	0.75%
UltraShort Semiconductors ProShares	0.75%
UltraShort Technology ProShares	0.75%
UltraShort Telecommunications ProShares	0.75%

[1]	All fees are computed daily and paid monthly.

Exhibit (d)(1)

NAME OF FUND	COMPENSATION
(at Annual rate expressed as a percentage of average daily net assets of each Fund)(1)
UltraShort Utilities ProShares	0.75%
UltraShort Russell MidCap ProShares	0.75%
UltraShort MSCI Japan ProShares	0.75%
UltraShort MSCI Emerging Markets ProShares	0.75%
UltraShort MSCI EAFE ProShares	0.75%
UltraShort NASDAQ Biotechnology ProShares	0.75%
UltraShort Dow Jones Select Telecommunications ProShares	0.75%
UltraShort FTSE/Xinhua China 25 ProShares	0.75%
UltraShort Lehman Brothers 7-10 Year Treasury ProShares	0.75%
UltraShort Lehman Brothers 20+ Year Treasury ProShares	0.75%
UltraShort iBoxx $ Investment Grade ProShares	0.75%
UltraShort iBoxx $ High Yield ProShares	0.75%
UltraShort NASDAQ Composite ProShares	0.75%
UltraShort Lehman Aggregate Bond ProShares	0.75%
UltraShort DJ Wilshire Total Market ProShares	0.75%
UltraShort Russell 3000 ProShares	0.75%
UltraShort MSCI Pacific ex-Japan ProShares	0.75%
UltraShort MSCI Latin America ProShares	0.75%
UltraShort MSCI Europe ProShares	0.75%
UltraShort MSCI BRIC ProShares	0.75%
UltraShort S&P Europe 350 ProShares	0.75%
UltraShort MSCI Brazil ProShares	0.75%
UltraShort MSCI South Korea ProShares	0.75%
UltraShort MSCI Taiwan ProShares	0.75%
UltraShort MSCI Australia ProShares	0.75%
UltraShort MSCI Hong Kong ProShares	0.75%
UltraShort MSCI Mexico ProShares	0.75%
MSCI Latin America ProShares	0.75%
Credit Suisse 130/30 ProShares	0.75%

PROSHARE ADVISORS LLC, a Maryland limited liability company	PROSHARES TRUST, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Louis M. Mayberg
	Michael L. Sapir Chief Executive Officer		Louis M. Mayberg President

[1]	All fees are computed daily and paid monthly.